                                                                    Exhibit 10.3

                          STANDARD FORM OF OFFICE LEASE
                     The Real Estate Board of New York, Inc.

Agreement of Lease, made of this 1st day of March 2000, between 352 P.A.S. ASSOCIATES having an office c/o M.D. Carlisle Construction Corp., 58-47 Francis Lewis Boulevard, Bayside, NY 11364 party of the first part, hereinafter referred to as OWNER, and MEDIA METRIX, INC. a Delaware corporation, having an office at 250 Park Avenue South, 7th Fl., New York, NY 10003 party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the fourteenth (14th) floor substantially as shown on the floor plan annexed hereto as Exhibit "A" (the "demised premises") in the building known as 352 Park Avenue South (the "Building") in the Borough of Manhattan, City of New York, for the term of approximately ten (10) Lease Years (as defined in Section 37 herein) and four (4) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date (as defined in Article 37 herein) and to end on the Expiration Date (as defined in Article 37 herein) both dates inclusive, at an annual rental rate as set forth in Schedule "A" annexed hereto (the "Fixed Rent"), plus additional rent consisting of all other sums of money as shall become due and payable by Tenant to Owner hereunder ("additional rent") (Fixed Rent and additional rent together may be referred to herein, from time to time, as "rent"), which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first one monthly installments(s) on the execution hereof (unless this lease be a renewal).

      In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2. Tenant shall use and occupy demised premises for administrative and executive offices [SEE ARTICLE 38] and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent which consent shall not be reasonably withheld or delayed. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements that are nonstructural and that do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner Owner shall not unreasonably withhold or delay its approval of contractors, mechanics, or subcontractors which Tenant proposes to use for alterations, installations, additions or improvements, and provided such contractors, mechanics or subcontractors shall be harmonious and compatible with the labor employed by Owner in the Building, it being agreed that if in Owner's reasonable judgment such labor is incompatible Tenant shall forthwith upon Owner's demand withdraw such labor from the demised premises. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workers' compensation, general liability, personal and property damage insurance as Owner may require reasonably. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days after Tenant receives notice thereof, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, permanent partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Notwithstanding the preceding sentence, Tenant shall not be required to restore the demised premises to its condition prior to any alterations unless at the time Owner grants its consent to such alterations Owner advises Tenant in writing that Owner will require Tenant to remove such alterations at the expiration or earlier termination of this lease. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and, at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense. [SEE ARTICLE 45]

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or intentional or unlawful conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises, for which Tenant is responsible, using only the contractor approved by Owner, such approval not to be unreasonably withheld or delayed. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at Tenant's reasonable expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder, upon Tenant becoming aware thereof. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof, provided Owner uses all reasonable efforts to avoid interference with Tenant's business during the course of such work. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof. [SEE ARTICLE 54]

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body that shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's specific use or manner of use thereof (including Tenant's permitted use), or, with respect to the building if arising out of Tenant's specific use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, order, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements, provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises that is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner that will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner that shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "makeup" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area that it was designed to carry and that is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance. [SEE ARTICLE 41]

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages that may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request. [SEE ARTICLE 42]

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the intentional acts or negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever, including, but not limited to, Owner's own acts for any reasonable business purpose Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or unlawful or intentional acts conduct of Tenant, Tenant's agents, contractors, employees invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld; any counsel appointed by an insurance carrier providing coverage therefor shall be deemed acceptable to Owner and Tenant. [SEE ARTICLE 48]

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises that is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant, then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or part) if the building shall be so damaged that Owner shall decide to demolish it or not to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. Owner represents to Tenant that it has casualty insurance equal to replacement value of the building in full force and effect, which policy contains a waiver of subrogation provision inuring to the benefit of Tenant. Owner covenants and agrees with Tenant to maintain such policy in effect for the term of this lease. [See Articles 44 and 55]

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assignees, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. [See Article 43]

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in ARTICLE 46.

Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment that in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses that Tenant may sustain. [SEE ARTICLE 46]

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times upon prior notice (which may be oral), to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. During any such entry or access, Owner shall use all reasonable efforts to avoid interference with Tenant's business Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within existing walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise; all such work shall be completed by Owner with all reasonable diligence and Owner shall use its best efforts to avoid interference with Tenant's business during the performance of such work. Owner shall insure that all contractor's performing any portion of such work shall be licensed and carry liability insurance and such other insurance as shall be required by law. Throughout the term hereof Owner shall have the right to enter the demised premises upon reasonable prior notice (written or oral), except in the case of an emergency, in which instance prior notice shall notice shall not be required at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agent may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom (for the foregoing purposes, Tenant shall be deemed to have removed substantially all Tenant's property therefrom if and to the extent that the only property remaining in the demised premises is property which Owner might reasonably conclude had been abandoned). Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. [See Article 57]

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Owner by the sending of a written notice to Tenant with a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor which is not dismissed within forty-five (45) days; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the demised premises but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

      (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by Owner to a third party in an arms-length transaction, for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved from such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease; or if the demised premises are abandoned; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss.365 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days' notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

      (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; then Owner may without notice hereunder, but in accordance with the notice requirements of applicable statutes, reenter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, reentry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such reentry, dispossess and/ or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's opinion be less than or exceed the period that would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected an account of the lease or leases of the demised premises for each month of the period that would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidating damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premised in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term of covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon the expiration of any applicable grace period, if any (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known, provided same does not materially diminish or eliminate Tenant's access to the demised premises. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as Owner may deem necessary for the security of the building and its occupants. See Article 58

No Representations by Owner:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises of which the same form of a part were in good and satisfactory condition at the time such possession was taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in party unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term; Vault, Vault Space, Area:

22. Upon the expiration or other termination of the term of his lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent and additional rent or other charges or payments due hereunder payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.
[SEE ARTICLE 61]

Services Provided by Owners:

29. Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) Owner reserves the right to stop services of the heating, elevators, plumbing, air conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. See Article 47.

The same shall be done with a minimum of inconvenience to Tenant. Tenant shall have access to the demised premises 24 hours per day, seven days per week.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term "office" or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "reenter" and "reentry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. The rules and regulations for the Building shall apply uniformly to all tenants in the Building and shall be enforced in a non-discriminatory manner by Owner.

Security:

34.

[See Article 53]

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least twenty (20) days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not to the best of Tenant's knowledge there exists any default by Owner under this Lease, and, if so, specifying each such default. Owner, at any time, and from time to time, upon at least 10 days' prior notice by Tenant, shall execute, acknowledge and deliver to Tenant, and/or to any other person, firm or corporation specified by Tenant, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not, to the best of Owner's knowledge, there exists any default by Tenant under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                      352 P.A.S. ASSOCIATES
Witness for Owner:                    By: CABLE BUILDING ASSOC., GENERAL PARTNER
                                      By: HARRY FELDMAN ASSOC., GENERAL
                                          PARTNER


/s/ Richard Lewis                     By: /s/ Evan Stein
--------------------                     ---------------------------------------
                                           EVAN STEIN
                                           PARTNER

                                      MEDIA METRIX, INC.
Witness for Tenant:


                                      By: /s/ Thomas A. Lynch
--------------------                     ---------------------------------------

                                ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personally came                                     , to me known, who being by
me duly sworn, did depose and say that he resides in
                                                          ; that he is the
                                of                                      , the
corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                               _________________________________________________

INDIVIDUAL OWNER
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personally came                                     , to be known and known to
me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

                               _________________________________________________

CORPORATE TENANT
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personally came                                     , to me known, who being by
me duly sworn, did depose and say that he resides in
                                                          ; that he is the
                                of                                      , the
corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                               _________________________________________________

INDIVIDUAL TENANT
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personally came                                     , to be known and known to
me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

                               _________________________________________________

                RIDER TO OFFICE LEASE DATED AS OF MARCH 1st, 2000
                                     BETWEEN
                         352 P.A.S. ASSOCIATES, AS OWNER
                                       AND
                         MEDIA METRIX, INC., AS TENANT.

                        --------------------------------

                                TABLE OF CONTENTS

37.    TERM. COMMENCEMENT DATE AND FIXED RENT ABATEMENT ..................   -1-
38.    USE OF DEMISED PREMISES ...........................................   -1-
39.    TAXES .............................................................   -2-
40.    DEEMED OPERATING EXPENSE ..........................................   -4-
41.    COMPLIANCE WITH LAWS ..............................................   -4-
42.    ATTORNMENT AND NOTICE TO OWNER ....................................   -4-
43.    ASSIGNMENT AND SUBLETTING .........................................   -5-
44.    INSURANCE .........................................................  -11-
45.    TENANT'S WORK AND ALTERATIONS .....................................  -12-
46.    ELECTRIC ENERGY ...................................................  -15-
47.    OWNER'S SERVICES ..................................................  -16-
48.    INDEMNIFICATION ...................................................  -17-
49.    LATE CHARGE .......................................................  -17-
50.    BROKER ............................................................  -17-
51.    MISCELLANEOUS PROVISIONS ..........................................  -17-
52.    DELIVERY OF THE DEMISED PREMISES ..................................  -20-
53.    SECURITY DEPOSIT ..................................................  -20-
54.    MAINTENANCE AND REPAIRS ...........................................  -20-
55.    DAMAGE AND DESTRUCTION ............................................  -21-
56.    INTENTIONALLY OMITTED .............................................  -21-
57.    ACCESS TO THE DEMISED PREMISES ....................................  -21-
58.    BUILDING ALTERATIONS ..............................................  -21-
59.    HAZARDOUS MATERIALS ...............................................  -21-
60.    CLEANING AND RUBBISH REMOVAL ......................................  -22-
61.    NOTICES ...........................................................  -22-

62.    OWNER'S CONTRIBUTION ..............................................  -25-

Schedule A - Fixed Rent
Exhibit A - Floor Plan

                             RIDER TO LEASE BETWEEN
                        352 P.A.S. ASSOCIATES, AS OWNER,
                        AND MEDIA METRIX. INC., AS TENANT

      In the event of a conflict between this Rider and the form lease which precedes this Rider, the provisions of this Rider shall prevail.

            37. TERM. COMMENCEMENT DATE AND FIXED RENT ABATEMENT. (a) The term of this lease shall commence on the date hereof (the "Commencement Date")and shall end at 11:59 p.m. on last day of the calendar month which is the fourth
(4th) month after the tenth (10th) Lease Year (defined below) (the "Expiration Date") or on such earlier date upon which the term of this lease shall expire or be cancelled or terminated pursuant to any of the terms, conditions or covenants of this lease or pursuant to law. "Lease Year" shall mean, for the first Lease Year, the period from the Commencement Date to the last day of the month in which the first anniversary of the Commencement Date shall occur unless the Commencement Date is the first day of a month, in which case the first Lease Year shall end on the day prior to the first anniversary of the Commencement Date, and thereafter a "Lease Year" shall mean each period of twelve (12) consecutive months occurring during the Term. If the Expiration Date shall be any day other than the last day of a Lease Year, then the period from the day after the last day of the last Lease Year to the Expiration Date shall be referred to as the "Last Partial Lease Year".

                  (b) If the Commencement Date or Expiration Date occurs on a day other than the first day of a calendar month, the Fixed Rent and additional rent for such partial calendar month shall be prorated based on the actual number of days in such month. Notwithstanding anything contained in this lease and exhibits (including Schedule A) to the contrary, provided Tenant is not in default of this lease beyond any applicable notice and grace period, at the time monthly Fixed Rent is due and payable to Owner for the first (full calendar), second, thirteenth and fourteenth months of the term, Tenant shall be entitled to an abatement of the monthly Fixed Rent which would otherwise be due and payable for such first, second, thirteenth and fourteenth month of the term.

                  (c) Upon demand of either party, the parties shall enter into a written agreement setting forth the Commencement Date and the Expiration Date of this lease.

            38. USE OF DEMISED PREMISES. Supplementing the provisions of Article 2 of this lease:

                  (a) Tenant shall not at any time use or occupy the demised premises or the Building, or suffer or permit anyone to use or occupy the demised premises, or do anything in the demised premises or the Building, or suffer or permit anything to be done in, brought into or kept on the demised premises, which in any manner in the reasonable discretion of Owner (i) violates the certificate of occupancy for the demised premises, if any, or for the Building; (ii) causes or is liable to cause injury to the demised premises or the Building or any equipment, facilities or systems therein; (iii) constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies (however Owner represents that as of the date hereof (i) Owner has not received written notice of any violation of the laws and requirements of any public authorities or the requirements of insurance bodies and (ii) the demised premises may lawfully be used and occupied for the purposes set forth in Article 2); (iv) impairs or tends to impair the character, reputation or appearance of the Building as now exists; (v) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (vi) materially annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building; (vii) constitutes a nuisance, public or private; (viii) makes unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage, or liability, elevator, boiler or other insurance at standard rates required to be furnished by Owner under the terms of any mortgages covering the demised premises or causes any increase in premiums on policies carried by Owner; or (ix) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise in such manner as may unreasonably offend other tenants or occupants of the Building.

                  (b) Tenant shall not use, or suffer or permit anyone to use, the demised premises or any part thereof, for (i) the business of photographic reproductions and/or offset printing (except that Tenant may use part of the demised premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (ii) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (iii) an employment agency or travel agency, (iv) a banking, trust company, or safe deposit business, (v) a savings bank, a savings and loan association, or a loan company,
(vi) the sale of travelers' checks and/or foreign exchange, (vii) a stock brokerage office or for stock brokerage purposes, (viii) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (except for a cafeteria for the use of Tenant's employees and invited guests), (ix) a school or classroom, (x) medical or psychiatric offices, (xi) conduct of an auction, (xii) gambling activities or
(I) the conduct of obscene, pornographic or similar disreputable activities,
(xii) any charitable, religious, union or other not-for-profit organization, or
(xiv) any tax exempt entity within the meaning of Section 168(h)(2)(A) of the Internal Revenue Code of 1986, or any successor or substitute statute, or rule or regulation applicable thereto, as same may be amended.

                  (c) If any governmental license or permit (other than a certificate of occupancy for the entire Building and/or the demised premises or equipment use permits for the HVAC Equipment (as hereinafter defined)), shall be required for the proper and lawful conduct of Tenant's particular business in the demised premises or any part thereof (as opposed to Tenant's use of the demised premises for general offices), Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Owner for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit.

            39. TAXES. (a) The terms defined below shall for the purposes of this lease have the meanings herein specified:

                        (i) "Taxes" shall mean all real estate taxes, sewer rents, water frontage charges, and assessments, special or otherwise, levied, assessed or imposed by the City of New York or any other taxing authority upon or with respect to the Building and the land thereunder (the "Land") and all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes (except that general income and gross receipts taxes shall be included if covered by the provisions of the following sentence) and other than penalties or interest imposed upon Owner by virtue of Owner's failure to pay Taxes in a timely manner. Taxes shall also include any taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of the present method of real estate taxation, provided such additional or substitute taxes, charges and assessments are computed as if the Building were the sole property of the Owner subject to said additional or substitute tax, charge or assessment. With respect to any Tax Year, all expenses, including customary legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such Tax Year, however, such expenses shall not exceed the amount of any refund or reduction achieved by said proceedings. Tenant hereby waives any right to institute or join in tax certiorari proceedings or other similar proceedings contesting the amount or validity of any Taxes.

                        (ii) "Base Tax Year" shall mean an amount equal to the Taxes for the twelve (12) month period commencing on July 1, 2000.

                        (iii) "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

                        (iv) "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                        (v) "Tax Statement" shall mean an instrument or instruments setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article.

                        (vi) "Tenant's Percentage" shall mean 6.25%.

                  (b) If Taxes payable for any Tax Year or any part thereof shall exceed the Base Taxes, Tenant shall pay to Owner as additional rent an amount (herein called the "Tax Payment") equal to Tenant's Percentage of the amount by which the Taxes for such Tax Year are greater than the Base Taxes, which amount shall be payable as hereinafter provided.

                  (c) The Tax Payment shall be payable by Tenant, in its entirety with respect to each installment then due to the appropriate taxing authority, as an Additional Charge, within twenty (20) days after Tenant shall have received a Tax Statement from Owner (which Tax Statement shall be accompanied by a copy of the relevant tax bill from the applicable taxing authority and a copy of the tax bill for the Base Taxes) but in no event sooner than thirty (30) days prior to the date that such installment of Taxes is due to the applicable taxing authority. Owner's failure to render a Tax Statement with respect to any Tax Year shall not prejudice Owner's right thereafter to render a Tax Statement with respect to any such Tax Year nor shall the rendering of a Tax Statement prejudice Owner's right thereafter to render a corrected Tax Statement for that Tax Year.

                  (d) If the amount of Taxes payable during the Base Tax Year is reduced by final determination of legal proceedings, settlement or otherwise, the reduced amount of such Taxes shall determine the amount of the Tax Payment pursuant to this Article. The Tax Payments theretofore paid or payable under this Article shall be recomputed on the basis of such reduction, and the Tenant shall pay to Owner as additional rent within thirty (30) days after being billed therefor, any deficiency between the amount of the Tax Payments theretofore computed and the amount thereof due as a result of such recomputation. Owner represents to Tenant that neither the Building or the land upon which it is located is subject to a tax abatement or reduction which shall end or diminish during the term of this lease.

                  (e) In the event Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Tax Payment in respect of such Tax Year, Owner shall set forth in the first Tax Statement thereafter submitted to Tenant the amount of such refund; and, provided that Tenant is not then in default, beyond any applicable grace periods (or until such time as Tenant cures such default), if any, under this lease, Tenant shall receive a credit (or at the end of the term a refund, provided nothing contained herein shall require Owner to make a refund if Owner shall receive a reduction in Taxes after the expiration of one (1) year after the expiration or earlier termination of this lease) against the installment or installments of rent next falling due equal to Tenant's Percentage of such refund (after deducting from such total refund the costs and expenses, including, without limitation, appraisal, accounting and legal fees of obtaining same, to the extent such costs and expenses were not included in the Taxes for such Tax Year), but in no event shall the credit or refund exceed the amount of the additional rent paid by Tenant with respect to Taxes for said Tax Year, and in no event shall the costs and expenses of obtaining such refund exceed the amount of the refund.

                  (f) The expiration or termination of this lease during any Tax Year for any part or all of which there is a Tax Payment due under this Article shall not affect the rights or obligations of the parties hereto respecting such Tax Payment and any Tax Statement relating to such Tax Payment may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination for a period of one year. Any payments due under such Tax Statement shall be payable within thirty (30) days after such statement is sent to Tenant.

            40. DEEMED OPERATING EXPENSE. In lieu of an operating expense, Tenant shall pay to Owner, (in addition to the Fixed Rent and any Taxes payable by Tenant under Article 39 herein and any other additional rent which may be due hereunder), as additional rent, a Deemed Operating Expense (the "Deemed Operating Expense") at the following annual rates, payable in equal monthly installments on the first of each:

Lease Year 1 -       $0.00 per year (Year 1 to cover the period from the
                     Commencement Date through and including the last day of the calendar month in which the first (1st) anniversary of the
                     Commencement Date occurs);
Lease Year 2 -       $ 12,075.00 per year, $ 1,006.25 per month;
Lease Year 3 -       $ 24,512.25 per year, $ 2,042.69 per month;
Lease Year 4 -       $ 37,322.62 per year, $ 3,110.22 per month;
Lease Year 5 -       $ 50,517.30 per year, $ 4,209.78 per month;
Lease Year 6 -       $ 64,797.82 per year, $ 5,399.82 per month;
Lease Year 7 -       $ 79,506.76 per year, $ 6,625.56 per month;
Lease Year 8 -       $ 94,656.96 per year, $ 7,888.08 per month;
Lease Year 9 -       $110,261.67 per year, $ 9,188.47 per month;
Lease Year 10-       $126,334.52 per year, $10,527.88 per month;
Last Partial
Lease Year -         $142,889.56 per year, $11,907.46 per month.

            The Deemed Operating Expense is intended to be an index in the nature of a cost of living index, and is not intended to reflect the actual operating costs of the Building.

            41. COMPLIANCE WITH LAWS. If any capital improvement is made to the Building or the Land during any calendar year during the term in compliance with requirements of any Federal, state or local law or governmental regulation, whether or not such law or regulation is valid or mandatory, then, if such capital improvement was necessitated by reason of or in connection with Tenant's manner of use of the demised premises, Tenant shall pay to Owner, immediately upon demand therefor, Tenant's Percentage of the reasonable annual amortization, with interest, of the cost of such improvement in each calendar year during the term during which such amortization occurs.

            42. ATTORNMENT AND NOTICE TO OWNER. Supplementing the provisions of
Article 7 of this lease:

                  (a) If at any time or times during the term of this lease, (i) the Owner of the demised premises shall be the holder of a leasehold estate covering premises of which the demised premises are a part, and if such leasehold estate shall expire or terminate for any reason, or (ii) if the Building, Land or the Owner's aforesaid leasehold estate shall now or hereafter be affected by a mortgage, then Tenant shall, at the election and upon demand of any owner of the premises of which the demised premises are a part, or of any mortgagee in possession thereof, attorn to any such owner or mortgagee upon the terms and conditions set forth herein for the remainder of the term of this lease. The foregoing provisions shall inure to the benefit of any such owner or mortgagee and shall, in the event of any such election and demand, be self-operative without the necessity of the execution of any further instruments; but Tenant agrees upon the demand of any such owner or mortgagee to execute, acknowledge and deliver any instrument or instruments confirming such attornment. The foregoing provisions shall not be construed to limit or preclude any other rights which such owner or mortgagee may then have under law or otherwise.

                  (b) In the event of an act or omission or alleged act or omission by Owner which would give Tenant the right to terminate this lease or to abate the payment of rent or to claim a partial or total eviction, Tenant shall not exercise any such right unless (i) Tenant shall first have given written notice as required herein of such act or omission to Owner and to the holder of any mortgage on the Building (whose name and address shall previously have been furnished to Tenant) and (ii) neither Owner nor any mortgagee shall have commenced to cure such act or omission within a reasonable period of time following the giving of such notice (which reasonable period shall in no event be less than the period to which Owner would be entitled under this lease or otherwise, after similar notice, to effect such remedy).

                  (c) If, in connection with the procurement, continuation or renewal of any financing for which the Land or the Building represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this lease as a condition of such financing, Tenant will not withhold its consent thereto; provided that such modifications do not increase the obligations of Tenant under this lease or adversely affect any rights of Tenant under this lease or decrease or diminish the obligations of Owner under this lease. If, in connection with the procurement, continuation or renewal of any financing for which the Land or the Building represents collateral in whole or in part, an institutional lender shall request financial statements from Tenant or any guarantor of Tenant's obligations hereunder, Tenant shall deliver or cause such guarantor to deliver, as the case may be, to such institutional lender such financial statements which such institutional lender shall reasonably request provided the same shall then be in existence.

                  (d) Upon request by Tenant, Owner shall, with respect to any future ground or underlying leases to which this lease may be subject and to all mortgages that hereafter affect such leases or the real property of which the demised premises are a part, use reasonable efforts to cause to be delivered to Tenant a non-disturbance and attornment agreement in the usual form approved by such mortgagee, ground or underlying lessor and reasonably acceptable to Tenant, provided, however, in no event shall Owner have an obligation to deliver (or cause to be delivered) a non-disturbance and attornment agreement to Tenant. The term "reasonable efforts" as used in the immediately preceding sentence shall not require Owner to expend any sum of money or to commence any action or proceeding to cause the procurement of any non-disturbance and attornment agreement. Once Owner shall have requested of such mortgagee, ground lessor or underlying lessor, that a non-disturbance and attornment agreement be delivered to Tenant, then Owner shall have no further obligation with respect to obtaining such non-disturbance and attornment agreement.

            43. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (i) assign or otherwise transfer this lease or the term and estate hereby granted, or offer or advertise to do so, (ii) sublet the demised premises or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, (iii) mortgage, pledge, encumber or otherwise hypothecate this lease or the demised premises or any part thereof in any manner whatsoever or (iv) permit the demised premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant, without in each instance obtaining the prior written consent of Owner which consent shall not be unreasonably withheld or delayed, subject to Subparagraph (g) hereof

                  (b) Tenant expressly covenants and agrees that a transfer of more than fifty percent (50%) (at any one time or, in the aggregate from time to time) of the shares (excluding a publicly held corporation whose shares are traded on a national stock exchange, and excluding the transfer of shares in connection with an initial public offering and listing of Tenant's stock on a national stock exchange) of any class of the issued and outstanding stock of Tenant, its successors or assigns or the issuance of additional shares of any class of its stock to the extent of more than 50% of the number of shares of said class of stock issued and outstanding at the time that it became the tenant hereunder (excluding a publicly held corporation whose shares are traded on a national stock exchange) or the sale or transfer of more than 50% of the partnership, joint venture or other unincorporated association interests of Tenant, its successors or assigns shall constitute an assignment of this lease and, unless in each instance the prior written consent of Owner has been obtained, shall constitute a default under this lease and shall entitle Owner to exercise all rights and remedies provided for herein in the case of default. The provisions of this Subparagraph (b) shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to transactions with a corporation, partnership or other business entity to which substantially all of Tenant's assets are transferred or to any entity ("Affiliate") which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant is a reputable entity of good character and has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the Tenant herein named on the date of this lease, (ii) proof reasonably satisfactory to Owner of such net worth shall have been delivered to Owner at least five (5) days prior to the effective date of any such transaction, (iii) a duplicate original instrument of assignment in form and substance satisfactory to Owner, duly executed by Tenant, shall have been delivered to Owner at least five (5) days prior to the effective date of any such transaction, if such an assignment is prepared or necessary and (iv) an instrument in form and substance satisfactory to Owner, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this lease on Tenant's part to be performed and observed shall have been delivered to Owner at least five (5) days prior to the effective date of any such transaction. For purposes of this Subparagraph
(b), the term "control", "controlled by" and "under common control with" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty-one (51%) percent of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of at least 51% of all the general or other partnership (or similar) interests therein.

                  (c) If this lease be assigned, whether or not in violation of the provisions of this lease, Owner may collect rent from the assignee. If the demised premises are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Owner may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Owner may apply the net amount collected to the Fixed Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Subparagraph (a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this lease. The consent by Owner to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Owner to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

                  (d) Any assignment or transfer, whether made with or without Owner's consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Owner an agreement in form and substance satisfactory to Owner whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Subparagraph (a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Rent and/or additional rent by Owner from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed, except as may otherwise be agreed to by Owner in writing.

                  (e) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Owner extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Owner to enforce any of the obligations of this lease, except for any material modification of this lease which increases the obligations of Tenant hereunder after the Tenant named herein shall assign or transfer its interest in this lease.

                  (f) The listing of any name other than that of Tenant, whether on the doors of the demised premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the demised premises, nor shall it be deemed to be the consent of Owner to any assignment or transfer of this lease or to any sublease of the demised premises or to the use or occupancy thereof by others.

                  (g) Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or any portion of the demised premises, Tenant shall give notice thereof to Owner, and (except with respect to assignments permitted without Owner's consent pursuant to Section 43(b)) which notice shall be accompanied by a conformed or photostatic copy of a term sheet (the "Offer Sheet") executed by the proposed assignee or subtenant, which Offer Sheet shall contain (i) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises, (ii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent certified financial statements and (iii) the Material Terms (herein defined) of the proposed assignment or sublet, including, without limitation, the commencement date of such assignment or sublet, which commencement date shall be at least sixty (60) days after the Tenant's delivery to Owner of the Offer Sheet. Such notice shall be deemed an offer from Tenant to Owner whereby Owner (or Owner's designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions set forth in the Offer Sheet and as hereinafter set forth (if the proposed transaction is a sublease of all or part of the demised premises) or (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the demised premises) or (iii) terminate this lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the demised premises for the balance or substantially the balance of the term of this lease). Said option may be exercised by Owner by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Owner; and during such 30-day period Tenant shall not assign this lease or sublet the demised premises to any person or entity; Owner's failure to respond within such time period shall be deemed a response by Owner declining to exercise such option.

            For purposes of this Article 43, the term "Material Terms" shall, with respect to a proposed assignment or subletting pursuant to this Article 43, be deemed to include the following items: term of the proposed subletting, all applicable monetary terms (including, without limitation, any fixed or base rent, operating expense or porter wage escalations, rent abatements, free rent periods, security deposits and any other payments which may be made in consideration for the assignment of this lease), renewal rights, expansion rights, rights of first refusal or first offer, rights of termination and any payments associated therewith, and construction allowances or contributions.

                  (h) If Owner exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the demised premises, then this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and additional rent shall be paid and apportioned to such date.

                  (i) If Owner exercises its option to terminate this lease with respect to the space covered by Tenant's proposed sublease in any case where Tenant desires to sublet part of the demised premises, then (a) this lease shall end and expire with respect to such part of the demised premises on the date that the proposed sublease was to commence; (b) from and after such date the Fixed Rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the demised premises remaining bears to the total rentable area of the demised premises; and (c) Tenant shall pay to Owner, within thirty
(30) days after notice, as additional rent hereunder the reasonable costs incurred by Owner in physically separating such part of the demised premises from the balance of the demised premises and in complying with any laws and requirements of any public authorities relating to such separation, unless under such proposed subletting, Tenant's subtenant was to pay such expenses, in which case Owner shall be responsible for such costs.

                  (j) If Owner exercises its option to sublet the portion(s) of the demised premises which Tenant desires to sublet, such sublease to Owner or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Fixed Rent and additional rent then payable pursuant to this lease or (ii) the rentals set forth in the Offer Sheet, and shall be for the same term as that of the Offer Sheet, and:

                        (i) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article;

                        (ii) Such sublease shall be upon the same terms and conditions as those to be contained in the Offer Sheet (and such other terms as Owner and Tenant shall mutually and in good faith agree upon), except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article;

                        (iii) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease provided that the sublessee shall remain liable thereunder for all obligations under such sublease;

                        (iv) Such sublease shall provide that any assignee or further subtenant of Owner or its designee, may, at the election of Owner, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Owner or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal;

                        (v) Such sublease shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Owner or its designee (as the subtenant) may be for any purpose or purposes that Owner, in Owner's uncontrolled discretion, shall deem suitable or appropriate, (c) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Owner or its designee, (d) Owner, at Owner's expense, may make such alterations as may be required or deemed necessary by Owner to physically separate the subleased space from the balance of the demised premises in order to make such subleased space a self-contained rental unit and to comply with any laws and requirements of public authorities relating to such separation, and (e) that at the expiration of the term of such sublease, Tenant will accept the demised premises in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition; and

                        (vi) Except as set forth above, with respect to any sublease to Owner or its designee, Owner or such designee shall accept and take such subleased premises "as is" and if Owner or any such designee or any subsequent subtenant of Owner or such designee, immediate or remote, shall make any improvements to said subleased premises, Tenant shall, at the Expiration Date, or sooner expiration of the term of this lease, have no obligation to restore to its condition as of the date of this lease or subsequent thereto any space so sublet nor to remove therefrom any improvements made therein by Owner or its designee or any immediate or remote subtenant of either. If said sublease shall terminate or expire prior to one month before the Expiration Date, said premises so subleased shall be returned to Tenant with all facilities necessary for the use and occupancy of said premises as general offices, including, without limitation, ceilings, walls, light fixtures, electrical outlets, air conditioning and heating systems, in good working order and repair and otherwise in a tenantable condition. In addition, Tenant shall not be deemed in default under this lease to the extent any obligation hereunder is assumed by Owner, its designee or any subtenant of either pursuant to any sublease of said premises, immediate or remote, if Owner, its designee or any subtenant of either, immediate or remote, shall default in its obligations under such sublease or shall otherwise cause a default under this lease, including without limitation, the obligation to pay any rent, additional rent or other charges thereunder, and Tenant shall be excused from payment to Owner of an amount equal to the amount to be paid by Owner, its designee or any subtenant of either, immediate or remote, under such sublease, which amount shall be automatically credited against the amounts due by Tenant to Owner under this lease to Owner.

                  (k) In the event Owner does not exercise its options pursuant to Subparagraph (g) to so sublet the demised premises or terminate this lease in whole or in part and providing that Tenant is not in default of any of the monetary obligations imposed hereunder, beyond applicable grace periods, if any, of any of Tenant's obligations under this lease, either at the time Owner's consent to such assignment or sublease is requested or at the commencement of the term of any proposed sublease or on the effective date of any such assignment, Owner's consent (which must be in writing and in form reasonably satisfactory to Owner) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

                        (i) Tenant shall have complied with the provisions of Subparagraph (g) and Owner shall not have exercised any of its options under said Subparagraph (g) within the time permitted therefor;

                        (ii) In Owner's reasonable judgment the proposed assignee or subtenant is engaged in a business and the demised premises will be used in a manner which (a) is in keeping with the then standards of the Building, (b) is limited to the use expressly permitted under Article 2 and does not violate Article 38, and (c) will not violate any negative covenant as to use contained in any other lease of space in the Building;

                        (iii) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Owner has been furnished with reasonable proof thereof;

                        (iv) Neither (a) the proposed assignee or sublessee nor
(b) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                        (v) The proposed assignee or sublessee is not a person with whom Owner is then negotiating to lease space in the Building;

                        (vi) The proposed assignee or sublessee is not entitled, directly or indirectly, to diplomatic or sovereign immunity and is subject to the service of process in, and the jurisdiction of the courts of, New York State;

                        (vii) The form of the proposed sublease shall be in form reasonably satisfactory to Owner and shall comply with the applicable provisions of this Article;

                        (viii) There shall not be more than two (2) subtenants (not including Owner or its designee) of the demised premises;

                        (ix) The rental and other terms and conditions of the sublease are the same as those contained in the Offer Sheet furnished to Owner pursuant to Subparagraph (g);

                        (x) Tenant shall reimburse Owner within ten (10) days after notice for any actual costs that may be incurred by Owner in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

                        (xi) Tenant shall not have (a) advertised or publicized in any way the availability of the demised premises without prior notice to and approval by Owner, which approval shall not be unreasonably withheld nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (b) listed the demised premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the lesser of (x) the Fixed Rent and additional rent then payable hereunder for such space, or (y) the Fixed Rent and additional rent at which Owner is then offering to lease other space in the Building.

                  (l) In the event that (a) Owner fails to exercise any of its options under Subparagraph (g), and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver an assignment or sublease consistent with the material terms of the Offer Sheet within sixty (60) days after the giving of such Offer Sheet, then, Tenant shall again comply with all of the provisions and conditions of Subparagraph (g) before assigning this lease or subletting all or part of the demised premises.

                  (m) With respect to each and every sublease or subletting authorized by Owner under the provisions of this lease, it is further agreed:

                        (i) No subletting shall be for a term ending later than one day prior to the Expiration Date of this lease.

                        (ii) No sublease shall be valid, and no subtenant shall take possession of the demised premises until an executed counterpart of such sublease has been delivered to Owner.

                        (iii) Each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Owner under this lease Owner may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of such sublease, except that Owner shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent, unless consented to by Owner.

                  (n) If the Owner shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Owner, as additional rent:

                        (i) In the case of an assignment, an amount equal to one-half of all sums and other considerations (less reasonable costs of any real estate brokers employed by Tenant in connection therewith, attorney's fees and costs, transfer taxes, rent concessions or work allowances and advertising) paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of a certified statement of Tenant's accountant with respect to Tenant's federal income tax returns); and

                        (ii) In the case of a sublease one-half of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of a certified statement of Tenant's accountant with respect to Tenant's federal income tax returns and less reasonable costs of any real estate brokers employed by Tenant in connection therewith, attorney's fees and costs, transfer taxes, rent concessions or work allowances and advertising; such costs being referred to herein, collectively, as "Subletting Costs"). The sums payable under this Subparagraph shall be paid to Owner as and when paid by the subtenant to Tenant and the Subletting Costs shall not be deducted in a single lump-sum, but rather shall be amortized over the remaining term of the Lease.

                  (o) Except for any subletting by Tenant to Owner or its designee pursuant to the provisions of this Article, each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any subletting to any other subtenant (other than Owner or its designee) and/or acceptance of rent or additional rent by Owner from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the demised premises by Tenant or any person claiming through or under Tenant (except as provided in Subparagraph (j)) shall or will be made except upon compliance with and subject to the provisions of this Article. If Owner shall decline to give its consent to any proposed assignment or sublease, or if Owner shall exercise any of its options under Subparagraph
(g), Tenant shall indemnify, defend and hold harmless Owner against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Owner by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            44. INSURANCE. Supplementing the provisions of Article 9 of this lease:

                  (a) Tenant, at its expense, shall maintain at all times during the term of this lease public liability insurance in respect of the demised premises and the conduct or operation of business therein, with Owner and its managing agent, if any, and Owner's mortgagee(s) whose names and addresses shall previously have been furnished to Tenant, as additional named insureds, with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $1,000,000 for property damage. Tenant shall deliver to Owner and any additional named insured such fully paid-for policies or certificates of insurance, in form satisfactory to Owner issued by the insurance company or its authorized agent, at least ten (10) days before the commencement date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Owner and any additional named insured such renewal policy or a certificate thereof at least fifteen (15) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Owner and any additional named insured are given at least twenty (20) days' prior written notice of such cancellation or modification.

                  (b) Owner may from time to time require that the amount of the insurance to be maintained by Tenant under Subparagraph (a) be increased, to the amount which is then customarily required by prudent owners of similar office buildings in Manhattan, including rent insurance.

                  (c) Tenant and Owner shall secure an appropriate clause in, or an endorsement upon, each of their respective insurance policies covering or applicable (in the case of Tenant) to the demised premises and the personal property, fixtures and equipment located therein or thereon and the Building (in the case of Owner), pursuant to which Owner and Tenant's respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under said insurance policy. The waiver of subrogation or permission for waiver of any claim obtained by Tenant shall extend to Owner and its agents and employees and each mortgagee of Owner. Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this lease to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation as provided in the preceding subdivisions of this section.

            45. TENANT'S WORK AND ALTERATIONS. Supplementing the provisions of
Article 3 of this lease:

                  (a) Owner shall not unreasonably withhold its consent to any non-structural changes, alterations, installations, additions or improvements (collectively, "Tenant's Work") provided such Tenant's Work is performed only by contractors or mechanics approved by Owner, which approval shall not be unreasonably withheld, and (i) in the reasonable opinion of Owner, the Tenant's Work will not materially adversely affect the proper functioning of the Building's mechanical, electrical, sanitary, plumbing, heating, air-conditioning, ventilating, utility or any other service systems, (ii) the Tenant's Work will not result in a violation of, or require a change in, any certificate of occupancy applicable to the demised premises or the Building,
(iii) the outside appearance, usefulness or rentability of the Building or any part thereof will not be affected in any way, and such Tenant's Work shall not, in the sole opinion of Owner, exercised in good faith, weaken or impair (temporarily or permanently) the structure of the demised premises or the Building either in the course of the making of such Tenant's Work or upon its completion, and (iv) no part of the Building outside of the demised premises will be physically affected. Notwithstanding anything to the contrary contained herein, Owner's consent shall not be required for purely decorative or cosmetic Tenant's Work.

                  (b) Prior to commencing any Tenant's Work in the demised premises, Tenant shall submit to Owner for Owner's written approval complete drawings, plans and specifications (collectively, "Tenant's Plan") for such Tenant's Work. Tenant's Plan shall be fully detailed and shall show complete dimensions, shall not be in conflict with Owner's basic plans for the Building, shall not require any changes in the structure of the Building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction of the demised premises. Notwithstanding the foregoing, with respect to any Tenant's Work which is purely decorative in nature and which does not require the filing of plans and specifications with any governmental authority, Tenant shall only be required to submit a schematic design or description in reasonably sufficient detail for Owner to determine the work to be performed.

                  (c) After submission to Owner of Tenant's Plan, Owner shall within fifteen (15) days thereafter either approve same or shall set forth in writing the particulars in which Owner does not approve same (in default of which Owner shall be deemed to have approved same) , in which later case Tenant shall, within fifteen (15) business days alter Owner's notification, return to Owner appropriate corrections thereto. Such corrections shall be subject to Owner's approval, such approval to be subject to the same standards set forth in
Section 45(a) above. Tenant shall pay to Owner, within 10 days after being billed and as additional rent, any reasonable out-of-pocket charges or expenses Owner may incur in reviewing Tenant's Plan, except that Tenant shall not be required to pay the charges or expenses incurred by Owner in reviewing Tenant's Plan for any Tenant's Work in preparing the demised premises for Tenant's initial occupancy thereof. Tenant agrees that any review or approval by Owner of Tenant's Plans is solely for Owner's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, legality, correctness or efficiency thereof or otherwise.

                  (d) Tenant further agrees that if Tenant makes any changes in Tenant's Plan subsequent to its approval by Owner and if Owner consents to such changes (such consent to be subject to the same standards set forth in Section 45(a) above), Tenant shall pay to Owner all costs and expenses caused by such changes, which Owner may incur or sustain by reason of delays or changes necessitated in the performance by Owner of any construction or work it is performing in the Building; it being understood and agreed, however, that Owner shall have the right to refuse to consent to any such changes (in accordance with the standards set forth in Section 45(a) above). Any charges payable under this section shall be paid by Tenant from time to time within twenty (20) days after notice as additional rent, whether or not the lease term shall have commenced.

                  (e) If Tenant fails to correct Tenant's Plan in any particular as hereinabove required, Owner shall, after fifteen (15) days written notice, have the right to make such corrections on Tenant's behalf but the foregoing right shall not preclude the exercise by Owner of any other right or remedy which it may have in such event.

                  (f) Following compliance by Tenant with its obligations under the foregoing sections of this Article, Tenant, at its sole cost and expense, shall procure all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction over the demised premises and shall thereafter timely commence Tenant's Work in order to complete same within a reasonable period of time, Tenant's Work shall be diligently pursued and shall be performed in a good and workmanlike manner at Tenant's sole cost and expense in accordance with Tenant's Plan as approved by Owner.

                  (g) Tenant agrees that in the performance of Tenant's Work (i) neither Tenant nor its agents or employees shall unreasonably interfere with the work being done by Owner and its agents and employees, (ii) that Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Owner, its agents or employees, (iii) that the labor employed by Tenant shall be harmonious and compatible with the labor employed by Owner in the Building, it being agreed that if in Owner's reasonable judgment the labor is incompatible Tenant shall forthwith upon Owner's demand withdraw such labor from the demised premises, (iv) that Tenant shall procure and deliver to Owner workmen's compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Owner in connection with Tenant's Work, and shall upon Owner's request cause Owner to be named as an additional insured thereunder (it being agreed that Owner shall not request public liability insurance to exceed $5 million hereunder), (v) that Tenant shall hold Owner harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents or employees, (vi) that Tenant's Work shall be performed in accordance with the approved Tenant's Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction of the demised premises, and (vii) that Tenant shall promptly pay for Tenant's Work in full and shall not permit any lien to remain a lien on the demised premises or the Building after receiving Notice of same.

                  (h) Intentionally Omitted.

                  (i)(a) Except as set forth in subsection (h) hereof all fixtures installed or used by Tenant in the demised premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements which are recorded or filed against the Building ("Chattel Mortgages").

                        (b)Tenant may execute and deliver Chattel Mortgages provided and upon the conditions that:

                              (1) the holder of the Chattel Mortgage ("Holder")
shall have agreed (A) to give notice to Owner of any default by Tenant under the terms and provisions of the Chattel Mortgage, and (B) prior to the exercise of any remedies by the Holder, to give Owner a reasonable period after said notice to cure (if Owner elects, but without any obligation of Owner to do so) any default by Tenant under the Chattel Mortgage;

                              (2) Tenant shall not assign, sublet, mortgage,
hypothecate, pledge, lease or otherwise transfer or encumber Tenant's interest in this lease or the demised premises or the Building in connection with, or as collateral or security for, the payment and performance of Tenant under the terms of the Chattel Mortgage, and any chattel mortgage shall be subject and subordinate to all superior leases and to all superior mortgages and any extensions and modifications thereof which may now or hereafter affect the demised premises or the Building;

                              (3) Any sums or costs expended or incurred by
Owner in curing any of Tenant's defaults under the Chattel Mortgage shall be payable, within twenty (20) days after demand, by Tenant as additional rent hereunder;

                              (4) In the event of default by the Tenant under
the Chattel Mortgage, the Holder shall agree that in the event the Holder removes the equipment or fixtures secured by said Chattel Mortgage that the Holder will restore the demised premises to the condition of same existing immediately prior to such removal and shall repair any and all damage caused by such removal and restoration.

            46. ELECTRIC ENERGY. (a) Electric current will be supplied to the demised premises at the commencement of the term in accordance with the provisions of Subparagraph (b) of this Paragraph 46. Except for customary office equipment, Tenant agrees that it will make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Owner in each instance, which consent shall not be unreasonably withheld or delayed; provided that Tenant's use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation serving the demised premises. Tenant will at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. In the event that, in Owner's sole judgment, Tenant's electrical requirements necessitate installation of additional risers, feeders or other proper and necessary equipment, the same shall be installed by Owner at Tenant's sole expense, which shall be chargeable and collectible as additional rent and paid within twenty (20) days after rendition of a bill to Tenant therefor. Rigid conduit only will be allowed. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical service furnished to the demised premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason not attributable to Owner's negligence.

                  (b) Electric current will be supplied by Owner to service Tenant's usual operating equipment and Tenant will pay Owner or Owner's designated agent, as additional rent for such service, one hundred seven (107%) percent of the actual cost payable by Owner for supplying electric current for Tenant's consumption. Owner covenants and agrees to supply at least the same quantity of electric current to the demised premises throughout the term of the Lease as is currently supplied to the demised premises as of the date hereof. Tenant's usage shall be determined by meter or submeter installed by Owner, at Owner's expense, for the purpose of measuring such consumption, which meter or submeter shall separately measure only Tenant's usage and demand of electric energy (except in the case of a subletting of a portion of the demised premises). Where more than one meter measures the service to Tenant, the service rendered through each meter shall be computed and billed conjunctively in accordance with the provisions hereinabove set forth. Bills for electric energy shall be rendered at such time as Owner may elect and the amount, as computed from the meter, shall be, and be paid as, additional rent. Such bills shall be paid by Tenant within thirty (30) days after the same are rendered and failure to pay shall be an event of default. If any tax is imposed upon Owner's receipts from the sale or resale of electric current to Tenant by any federal, state or municipal authority, Tenant agrees that where permitted by law, Tenant's Percentage of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Owner.

            47. OWNER'S SERVICES. Supplementing the provisions of Article 29 of this lease:

                  (a) Owner will, when and to the extent reasonably requested by Tenant, furnish additional elevator or heating services upon such terms and conditions as shall be determined by Owner in its sole reasonable discretion; and Tenant shall pay to Owner within thirty (30) days after notice as additional rent Owner's then Building standard charge for such additional services. Tenant shall remove any and all of its refuse and rubbish from the Building. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay any freight elevator charges during its initial move-in.

                  (b) Owner, at its expense, shall furnish adequate water to the floor on which the demised premises are located for drinking, lavatory and cleaning purposes. Such water shall be furnished at the Building wet columns and the cost of piping and other equipment or facilities required to supply such water to the demised premises from such wet columns shall be paid by Tenant to the extent not set forth in the Tenant's Plan. If Tenant uses water for any other purpose, Owner may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of water for such other purposes. Tenant shall reimburse Owner for the quantities of water shown on such meters and Owner's reasonable charge for the production of any hot water, within thirty (30) days after notice.

                  (c) Owner has installed two (2) new 15 ton air-cooled air-conditioning units to service only the demised premises and associated distribution equipment and provided electrical lines to service such AC Equipment to such equipment (the "AC Equipment"). Tenant has examined and inspected the AC Equipment and is satisfied as to its condition. Other than Owner's obligation throughout the term of this lease for repairs to and, if necessary, replacement of the condenser except where such repairs or replacement results from Tenant's acts or failure to properly maintain the condenser, Tenant shall be solely responsible for the maintenance, operation and repair of the AC Equipment and shall replace parts as and when necessary, and shall obtain and keep in full force and effect during the term of this lease a service contract, with a contractor or contractors approved by Owner (such approval not to be unreasonably withheld or delayed), to service and maintain the AC Equipment. Upon Owner's request, Tenant shall deliver to Owner a duplicate copy of each such service contract within ten (10) days of such request. In addition to the foregoing, Tenant shall pay all electricity costs in connection therewith which shall be calculated pursuant to Article 46 hereof. Such air-conditioning system shall at all times be the property of Owner, Tenant shall abide by all reasonable regulations which Owner may prescribe for the proper functioning and protection of the air-conditioning system and Tenant shall deliver such system to Owner in good working order on the Expiration Date, ordinary wear and tear excepted.

                  (d) Tenant shall, at its sole cost and expense, in a manner and with cleaning personnel reasonably acceptable to Owner, clean the demised premises daily on each business day. If Tenant shall utilize the Building trash carting service, Tenant shall pay Owner the established charge therefor, provided such charge is comparable to the charge for such services in other first class buildings located in mid-town Manhattan. Owner shall have no obligation to provide cleaning services in the demised premises.

                  (e) Tenant shall, at its sole cost and expense, and in accordance with the terms and conditions set forth in this lease, install a Class-E fire alarm distribution system within the demised premises to a point of connection designated by Owner. Owner shall, at its sole cost and expense, "tie in" Tenant's distribution system to the building Class-E fire alarm system.

                  (f) Owner shall maintain the Building in a manner consistent with that of other office buildings located on Park Avenue South.

            48. INDEMNIFICATION. Tenant shall indemnify and hold harmless Owner and Owner's mortgagee and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the demised premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Owner) in the demised premises during the term of this lease; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Owner's negligence or willful act or that of Owner's employees, agents or contractors) occurring in, at or upon the demised premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses (less any amount recovered by Owner as a result of the payment to Owner of any insurance proceeds). In case any action or proceeding be brought against Owner and/or its mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Owner or such mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Owner or such mortgagee, counsel designated by Tenant's insurance carrier being hereby deemed reasonably satisfactory).

            49. LATE CHARGE. In addition to any other remedies Owner may have under this lease, and without reducing or adversely affecting any of Owner's rights and remedies hereunder, if any Fixed Rent or additional rent or damages payable hereunder by Tenant to Owner are not paid within five (5) days of the date when due, Tenant shall pay Owner as additional rent, on or before the first day of the following month, six cents (6 (cents)) for each dollar so overdue in order to defray Owner's administrative and other costs in connection therewith.

            50. BROKER. Owner and Tenant warrant and represent to each other that they have not dealt with any broker except NEWMARK & COMPANY REAL ESTATE, INC. (the "Broker") in connection with this lease and that they have had no conversations or negotiations with any broker except the Broker concerning the leasing of the demised premises. Owner and Tenant agree to indemnify and hold each other harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the respective indemnitor with any broker or finder, however characterized, other than the Broker. Owner covenants and agrees that Owner shall be solely responsible for the payment of any commission or other compensation due to the Broker in connection with this lease and Owner shall indemnify, defend and hold harmless Tenant from and against any and all claims for commission, fee or other compensation by the Broker, including, without limitation, reasonable attorneys' fees and charges.

            51. MISCELLANEOUS PROVISIONS. (a) No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

                  (b) Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that no violation of the provisions of Article 43 shall operate to vest any rights in any successor or assignee of Tenant.

                  (c) If Owner or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this lease, and if such individual is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the Land and Building of which the demised premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against Owner or against any partner, principals (disclosed or undisclosed), employee or agent of Owner by reason of such default by Owner.

                  (d) The submission by Owner of the lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Owner and Tenant shall have executed the lease and duplicate originals thereof shall have been delivered to the respective parties.

                  (e) If any of the Fixed Rent or additional rent payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible

(and not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Owner promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or additional rent which would have been paid during such rent restriction pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                  (f) As a further inducement to Owner to enter into this lease with Tenant, Tenant hereby agrees that with respect to the service of a notice of petition or petition upon Tenant by Owner in any proceeding commenced by Owner against Tenant under the Real Property Actions and Proceedings Law of the State of New York, service of such notice of petition or petition in any such proceedings shall be effective if made upon Tenant at the demised premises, irrespective of the fact that Tenant's principal office or principal place of business, or any other office or place of business of Tenant is located at a place other than the demised premises.

                  (g) This lease shall be deemed to have been jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them.

                  (h) In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim, for money damages, nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval to any matter where such consent or approval is required pursuant to this lease, but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment, and such remedy shall be available only in those cases where Owner has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Owner may not unreasonably withhold or delay its consent. The parties agree that any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval to any matter where such consent or approval is required pursuant to this lease, may be brought by means of expedited arbitration pursuant to and in accordance with the rules of the American Arbitration Association.

                  (i) It is understood and agreed that Owner shall be under no obligation hereunder until this lease has been executed by Owner and delivered to Tenant. Owner's deposit of any checks delivered by Tenant in connection with Tenant's execution of this lease shall not constitute Owner's execution and delivery of this lease.

                  (j) If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as copartners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as copartners of a partnership) pursuant to the terms hereof (any such partnership and such persons are referred to in this Paragraph as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the demised premises to Owner or renewing or extending this lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of the lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners, and upon demand of Owner, shall cause each such new partner to execute and deliver to Owner an agreement in form satisfactory to Owner, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Owner's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Owner shall vitiate the provisions of subdivision (d) of this Article). Notwithstanding the foregoing, the provisions of this Article shall not apply to the estate of any deceased partner of Partnership Tenant.

                  (k) Tenant, its permitted assignees and sublessees, may have up to fifteen (15) listings in any Building directory located in the Building lobby at no cost to Tenant. Owner, from time to time, but not more frequently than once a month, shall, at Tenant's expense, make such changes in the listings as Tenant shall request.

                  (l) In case suit shall be brought because of the breach of this lease on the part of Tenant or Owner and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred therefor, including reasonable attorneys' fees.

            52. DELIVERY OF THE DEMISED PREMISES. (a) Except as otherwise set forth in this lease, Tenant hereby accepts possession of the demised premises broom-clean and otherwise in their "as is" condition and free of any other tenants and personal property, Tenant acknowledging that the demised premises and the Building are in good and satisfactory condition as of the date hereof and that Owner shall not be obligated to perform any work whatsoever to prepare them for Tenant, except as otherwise set forth in this lease.

                  (b) Tenant waives any right to rescind this lease under
Section 223(a) of the Real Property Law of the State of New York and further waives any damages which may result from any delay in delivery of possession of the demised premises.

                  (c) Tenant acknowledges that the existing sprinkler system in the demised premises may not comply with existing applicable legal requirements. Tenant agrees to accept possession of the demised premises irrespective of such non-compliance and shall, in connection with the Tenant's Work, install a sprinkler system which shall comply with all applicable legal requirements. Owner shall pay to Tenant, promptly upon request therefore and upon completion of Tenant's Work (including the completion of the installation of the sprinkler system), the sum of $2,000.00.

            53. SECURITY DEPOSIT. (a) Tenant has deposited with Owner the sum of $268,333.00 as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this lease. The term "Security Amount" shall mean the amount initially deposited by Tenant with Owner (ie., $268,333.00), as the same may be reduced, if at all, from time to time pursuant to Section 53(d) below. If Tenant defaults beyond applicable notice and cure periods in the full and prompt payment and performance of any of Tenant's covenants and obligations under this lease, including, but not limited to, the payment of Fixed Rent and additional rent, Owner may, but shall not be required to, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the extent required for the payment of any Fixed Rent and additional rent, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Owner. If Owner shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, Tenant shall upon demand immediately deposit with Owner a sum equal to the amount so used, applied or retained, as security as aforesaid failing which Owner shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this lease, the security or any balance thereof, with the interest thereon, to which Tenant is entitled, shall be returned or paid over to Tenant within ten (10) days after the Expiration Date and after delivery to Owner of the demised premises. In the event of any sale, transfer or leasing of Owner's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Owner shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new owner for the return or payment of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Owner may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, pay over any unapplied part of said security to any vendee, transferee or lessee of the Building and shall thereupon be relieved of all liability with respect thereto. Except in connection with a permitted assignment of this lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Owner of an assignment of the right to receive the security, or the remaining balance thereof, Owner may return the security to the original Tenant regardless of one or more assignments of this lease.

                  (b) Any cash security held under the terms of this lease shall be placed by Owner in a segregated interest bearing bank account, at a banking institution with a retail branch in New York County, New York and which is covered by FDIC insurance, for the security deposits being maintained by Owner and will not be co-mingled with other general funds of Owner. Except for a one (1%) percent per annum administrative fee which Owner may retain, all interest that may accrue thereon shall belong to Tenant and shall be paid to Tenant not more often than once annually. The obligation to pay any taxes, whether income or otherwise, related to or affecting any interest earned of such security shall be the sole responsibility of Tenant. Tenant shall, promptly after demand, furnish Owner with its tax identification number.

                  (c) (i) For purposes of this Article, the term "Letter of Credit" means a clean, unconditional and irrevocable letter of credit which (i) is issued by a bank or other institution acceptable to Owner having an office in New York City at which such letter of credit may be presented for payment, (ii) is for an amount equal to the Security Amount, (iii) expires not less than one
(1) year from the date of issuance thereof, (iv) is payable to Owner upon presentation only of a sight draft and written certification to the issuer of such letter of credit stating that Owner is entitled to draw down such letter of credit in accordance with the terms of this Lease, (v) provides for the automatic extension of such letter of credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit for at least forty-five (45) days beyond the Expiration Date) unless the bank issuing same gives Owner written notice by certified mail, return receipt requested, of its intention not to renew such letter of credit not less than sixty (60) days prior to the initial or any future expiration date of such Letter of Credit, and (vi) is otherwise in form and substance reasonably acceptable to Owner.

                        (ii) Tenant shall have the right, either (i) in lieu of the funds required to be deposited with Owner pursuant to Section 53(a), or (ii) at any time thereafter in substitution for such funds, to deposit and maintain with Owner as the security deposit referred to in Section 53(a) a Letter of Credit in the amount of the Security Amount. Each Letter of Credit (or the proceeds thereof) shall be deposited and maintained with Owner as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, and if (x) any default beyond applicable notice and cure periods occurs under this lease, or (y) Owner transfers its right, title and interest under this lease to a third party and the bank issuing such Letter of Credit does not consent to the transfer of such Letter of Credit to such third party, or (z) notice is given by the bank issuing such Letter of Credit that it does not intend to renew the same, as above provided, and Tenant shall fail to replace the same prior to the expiration thereof with a new Letter of Credit, then, in any such event, Owner may draw on such Letter of Credit, and the proceeds of such Letter of Credit (the "Letter of Credit Proceeds") shall then be held and applied as security (and be replenished, if necessary) as provided in this Article; provided that, with respect the circumstance described in clause (y) above, prior to drawing on such Letter of Credit, Owner shall provide Tenant with fifteen (15) days prior written notice and Tenant shall have the right, within such fifteen (15) day period, to substitute a replacement Letter of Credit which satisfies the requirement of clause (y), and with respect to the circumstance described in clause (z) above, Owner shall endeavor to give written notice prior to drawing on such Letter of Credit and Tenant shall have the right to substitute a replacement Letter of Credit, provided if the substitution is not made by the fifteenth (15th) day prior to the expiration of the Letter of Credit, Owner may draw on such existing Letter of Credit. In the event that the Letter of Credit shall be drawn upon and applied on account of Tenant's obligations under this lease, Tenant shall immediately replenish such security so that Owner shall at all times have a Security Deposit (hereinafter defined) in the amount of the Security Amount. All cash or Letters of Credit expressly permitted under the terms of this lease shall, when and for so long as same shall be deposited and maintained with Owner as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease in accordance with the terms hereof, be included in the definition of "Security Deposit" for all purposes of this Article. If Tenant shall fully and punctually comply with all of the terms and conditions of this Lease, then the Letter of Credit then in Owner's possession (provided that same has not been drawn upon pursuant to this Article) shall be returned to Tenant within thirty
(30) days after the expiration or termination of this lease and delivery of exclusive possession of the demised premises to Owner in accordance herewith. Tenant shall pay all costs and expenses related to or in any way arising out of or in connection with the performance by Tenant of any of its obligations under this Article, including, without limitation, the issuance, delivery, replacement, existence, drawdown or any other disposition or circumstance involving or affecting the Letter of Credit. Tenant hereby agrees to indemnify and hold Owner harmless from and against any and all liability, loss, or damage which Owner may incur (a) under any Letter of Credit deposited hereunder (including, without limitation, any replacement thereof or Letter of Credit Proceeds therefrom), or (b) as a result of any claims or demands which may be asserted against Owner by the issuer of any Letter of Credit, except to the extent such claims arise as a result of Owner's negligence or wilful misconduct.

                  (d) Provided Tenant is not in material default under this lease, Tenant shall be permitted to reduce the initial Security Amount (ie., $268,333.00) such that the Security Amount shall be no less than the following amounts during the following periods:

PERIOD                                                           SECURITY AMOUNT
------                                                           ---------------

Fourth (4th) Lease Year:                                           $234,792.00

Fifth (5th) Lease Year:                                            $201,250.00

Sixth (6th) Lease Year:                                            $177,292.00

Seventh (7th) Lease Year:                                          $141,833.00

Eight (8th) Lease Year to and
including the Expiration Date:                                     $106,375.00



            54. MAINTENANCE AND REPAIRS. Supplementing the provisions of Article 4 of this lease:

                  (a) Owner shall use reasonable efforts to enclose any pipes or conduits installed by Owner within existing floors, walls, ceilings, columns or closets.

                  (b) In performing all work, making all repairs and installing all pipes and conduits, Owner shall use reasonable efforts to minimize interference with Tenant's normal business operations (although Owner shall not thereby be required to incur overtime or other additional expense to do so).

                  (c) Upon completion of such work, repairs and installations, Owner shall use reasonable efforts to prevent a material reduction in the usable area of the demised premises and the affected portions of the demised premises shall, to the extent reasonably possible, be restored to substantially their condition immediately prior to the performance of such work, repairs or installations.

            55. DAMAGE AND DESTRUCTION. Further supplementing the provisions of
Article 9 of this lease, anything in Article 9 to the contrary notwithstanding:

                  (a) Within sixty days after any event of damage or destruction to the demised premises by fire or other casualty, Owner shall deliver to Tenant an estimate setting forth its estimate as to the reasonable time required to repair such damage.

                  (b) If the estimated time period as determined pursuant to the provisions of subsection (a) of this Article 55 exceeds six (6) months from the date of such casualty, Tenant may elect to terminate this lease by notice to Owner not later than thirty (30) days following the receipt of such determination. If Tenant makes such election, the term of this lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the demised premises and surrender the same to Owner. If (i) Tenant fails to make such election or is not permitted to make such election because the estimate is less than six (6) months, and (ii) if, as a result of a strike, labor dispute, unavailability of materials, war, fire, act of God or other cause beyond Owner's reasonable control, Owner fails to repair the demised premises within six (6) months after the expiration of the estimated time period for repair as finally determined pursuant to the provisions of subsection (a) of this Article 55, Tenant may elect to terminate this lease by notice to Owner not later than thirty (30) days following the expiration of such additional six-month period. If Tenant makes such election, the term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the demised premises and surrender the same to Owner. Tenant shall have no further options to cancel this lease under this
Article 55.

            56. INTENTIONALLY OMITTED.

            57. ACCESS TO THE PREMISES. Supplementing the provisions of Article 13 of this lease, anything to the contrary in Article 13 notwithstanding, Owner shall give Tenant reasonable advance notice of proposed entry or access (except in the event of an emergency, in which event such right of entry and access shall be unrestricted), so as to enable Tenant to have a representative present on all such occasions if Tenant wishes to do so.

            58. BUILDING ALTERATIONS. Supplementing the provisions of Article 20 of this lease, Owner's right to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, toilets, staircases or other public parts of the Building shall be exercised so as to not materially reduce the usable areas of the demised premises or materially adversely affect Tenant's access thereto.

            59. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised premises or the Building except in accordance with law. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Paragraph, Owner shall have the right, in addition to all other rights and remedies of Owner under this lease or at law, to require Tenant to remove any such Hazardous Materials from the demised premises in the manner prescribed for such removal by laws and requirements of any public authorities. Owner represents, that as of the date hereof, Owner has not brought in to the demised premises asbestos or asbestos containing materials and shall deliver the demised premises free thereof. The provisions of this Paragraph shall survive the expiration or termination of this lease. Owner shall deliver to Tenant, within 30 days of Tenant's written request therefor, ACP-5 documentation with respect to the demised premises.

            60. CLEANING AND RUBBISH REMOVAL. Tenant shall provide its own cleaning services and shall remove or cause to be removed all rubbish from the demised premises at its own cost and expense, during the term hereof using contractors approved by Owner which approval shall not be unreasonably withheld or delayed and with respect to all rubbish to be removed from the demised premises, shall place the same or cause the same to be placed in the freight elevator area in watertight bags or containers or in such other bags or containers as Owner shall from time to time reasonably designate. Tenant agrees to segregate all rubbish in accordance with rules and regulations reasonably established by Owner.

            61. NOTICES. Supplementing the provisions of Paragraph 28 hereof:
Except as otherwise in this lease provided, all notices hereunder shall be in writing and shall be served by registered or certified mail, return receipt requested, or by overnight courier service regularly maintaining a record of receipt to any party hereto at the address hereinabove set forth, with a copy of any notice sent to Tenant also sent in the same manner to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attn: Richard Gilden, Esq. and Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004-1980, Attn: Franklin L. Green, Esq. Any such notice shall be deemed given and effective on the date set forth on the return receipt or the date delivered by overnight courier service.

            62. OWNER'S CONTRIBUTION. (a) Provided Tenant shall not be in default under this lease beyond any notice and grace period, or promptly upon cure of any default, Owner shall reimburse Tenant for the cost of Tenant's Work performed by Tenant to prepare the demised premises for Tenant's use and occupancy (including furniture and fixtures) in an amount up to $69,000.00 ("Owner's Contribution") upon the terms and conditions hereinafter set forth. Within ten (10) business days after completion of Tenant's Work, Owner shall pay to Tenant Owner's Contribution upon the delivery to Owner of (l) a certificate of the licensed architect or engineer employed by Tenant to supervise Tenant's Work certifying (i) the total cost of Tenant's Work (which certification shall substantiate such total costs to the reasonable satisfaction of Owner) and (ii) that Tenant's Work has been performed and completed substantially in accordance with the provisions of this lease and the plans and specifications theretofore approved by Owner, (2) evidence satisfactory to Owner establishing that all sums due and owing to contractors, subcontractors and materialmen have been paid, including general releases and final lien waivers and (3) that all governmental authorities (including without limitation the New York City Department of Buildings) have issued final approval of the work as built and occupancy of the demised premises.

                  (b) The right to receive reimbursement for the cost of Tenant's Work as set forth in this Article 62 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.

                  (c) If the cost of Tenant's Work shall exceed the Owner's Contribution, Tenant shall be responsible for the excess. If the Owner's Contribution shall exceed the cost of Tenant's Work performed in the demised premises for the period from the Commencement Date to the first anniversary, Tenant shall thereafter have no right, title or interest in the excess.


      IN WITNESS WHEREOF, Owner and Tenant have executed this lease as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW].

            IN WITNESS WHEREOF, Owner and Tenant have executed this lease as of the day and year first above written.

                                     352 P.A.S. Associates, Owner
Witness for Owner:                   By: CABLE BUILDING ASSOC., GENERAL PARTNER
                                     HARRY FELDMAN ASSOC., GENERAL PARTNER


/s/ Richard Lewis                    By: /s/ Evan Stein
---------------------                   ----------------------------------------
                                        Name: EVAN STEIN
                                        Title: PARTNER


                                     MEDIA METRIX, INC., Tenant
Witness for Tenant:


/s/ Gail A. Balcerzak                By: /s/ Thomas A. Lynch
---------------------                   ----------------------------------------
                                        Name: Thomas A. Lynch
                                        Title: Chief Financial Officer

                                      OWNER

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On the 1 day of March in the year 2000 before me, the undersigned, personally appeared Evan Stein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature(s) on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        /s/ Joan Rossi
                                        ----------------------------------------
                                        Notary Public

                                                      JOAN ROSSI
                                           Notary Public, State of New York
                                                    No. 41-4745486
                                              Qualified In Queens County
                                         Commission Expires September 30, 2001

                                  SCHEDULE "A"
                                  ------------

                                   Fixed Rent

      Period                                        Fixed Rent
      ------                                        ----------

Lease Years 1 through 5:            $402,500.00 per year, payable $33,541.67 per
                                    month.

Lease Years 6 to and including      $425,500.00 per year, payable $35,458.33 per
the Expiration Date:                month.

                                     TENANT

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                             (Within New York State)

STATE OF NEW YORK )
                  ) ss.;
COUNTY OF Nassau  )

      On the 25 day of February in the year 2000 before me, the undersigned, personally appeared Thomas Lynch, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

           LAURA ROBBINS
  Notary Public, State of New York      /s/ Laura Robbins
            01RO6018072                 ----------------------------------------
     Qualified In Nassau County         Signature and Office of individual
Commission Expire December 28, 2000     taking acknowledgment.


                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGEMENT
                           (Outside of New York State)

State of _______________

County of _______________ ) ss.:

      On the _____ day of_____________ in the year ______, before me, the undersigned, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted. executed the instrument, and that such individual made such appearance before the undersigned in the _______________. (Insert the city or other political subdivision and the state or country or other place the acknowledgment was taken).


                                        ________________________________________
                                        Signature and Office of individual
                                        taking acknowledgment

                                   EXHIBIT "A"
                                   -----------

                                   Floor Plan
                                   (Attached)

                                   EXHIBIT "A"
                                   -----------

                                   Floor Plan

                               [GRAPHIC OMITTED]